Exhibit 99.1

Intrusion Inc. Announces $2.0 Million Contract with the U.S. Department of Defense for Cybersecurity Services

PLANO, TX, September 26, 2024 -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, today announced a $2.0 million contract with the U.S. Department of Defense (DoD) to support its cybersecurity efforts.

This contract, facilitated through a prime contractor, represents a substantial addition to the Company’s portfolio and underscores Intrusion’s commitment to enhancing national security through advanced cyber-attack prevention measures. Under this new contract, the Company will deliver a tailored solution based on a combination of Intrusion’s products and intellectual property, including Intrusion Shield and TraceCop, as well as consulting services designed to fortify the DoD’s resiliency and security efforts. The scope of work encompasses Intrusion’s full range of capabilities, including high-speed metadata extraction, contextual flow enrichment, advanced threat analytics, and continuous network monitoring to provide actionable insights to defend against cyber threats.

“We are honored to support the Department of Defense in its mission to protect our national security,” said Tony Scott, CEO of Intrusion. “This contract is not only a testament to the strength of our technology and the expertise of our team but also demonstrates the increasing acceptance of Intrusion Shield by the government sector. Intrusion is committed to enhancing cybersecurity effectiveness and our technology will help ensure that U.S. systems remain robust and adaptive in the face of evolving cyber threats. We look forward to delivering comprehensive solutions that will significantly enhance the Department of Defense’s operational effectiveness and security posture.”

The period of performance for this contract is 12 months, during which Intrusion will work closely with DoD personnel and commercial partners to ensure the highest standards of security and operational efficiency are met. Intrusion’s team of experts is dedicated to providing cutting-edge solutions and insights that enhance cyber resiliency, addressing the evolving threats faced by our nation’s critical defense infrastructure.

This contract will begin contributing to earnings results in the third quarter of 2024, reinforcing the Company’s position as a key player in the cybersecurity space of the defense sector. As the Company continues to expand its presence in the defense sector, Intrusion remains committed to driving innovation and excellence in all aspects of its operations.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the Company released its first commercial product in 2021. Intrusion Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating Intrusion Shield into a network can elevate an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risk that our recent sales, marketing, and strategic efforts will not result in increased product awareness or sales of our Intrusion Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that this financing fails to provide the needed capital for the Company to execute its current business strategies, the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.